UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported) December 9, 2002



                                KMART CORPORATION
               (Exact Name of Registrant as Specified in Charter)


     Michigan                         1-327                       38-0729500

 (State or Other                   (Commission                  (IRS Employer
   Jurisdiction                    File Number)              Identification No.)
of Incorporation)



3100 West Big Beaver Road, Troy, Michigan                               48084
(Address of Principal Executive Offices)                              (ZIP Code)

(Registrant's Telephone Number, Including Area Code) (248) 463-1000



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  Other Items.

Kmart Corporation ("Kmart") issued a press release, dated December 9, 2002, in which it announced its intention to restate its financial statements for prior fiscal years, as well as the first two quarters of 2002, to reflect certain adjustments identified as a result of the Company's ongoing review of its accounting practices and procedures. A copy of the press release is attached hereto.

ITEM 7.  Exhibit.

(c)      Exhibit No.      Description

         99.1 Kmart Press Release dated December 9, 2002, entitled "Kmart to Restate Financial Statements to Reflect Out-of-Period Adjustments"


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:    December 10, 2002                  KMART CORPORATION



                                            By: /s/ A.A. Koch
                                                -----------------------
                                                A.A. Koch
                                                Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.                Description

         99.1 Kmart Press Release dated December 9, 2002, entitled "Kmart to Restate Financial Statements to Reflect Out-of-Period Adjustments"

                                                                    EXHIBIT 99.1


                                                               KMART CORPORATION
                                                                          (Logo)

Contact:

         Kmart Media Relations
         (248) 463-1021



                      KMART TO RESTATE FINANCIAL STATEMENTS
                      TO REFLECT OUT-OF-PERIOD ADJUSTMENTS

              Anticipates Positive Impact on 2002 Reported Results;
                             No Impact on Liquidity

TROY, Mich., December 9, 2002 - Kmart Corporation (NYSE: KM) announced today it intends to restate its financial statements for prior fiscal years, as well as the first two quarters of 2002, to reflect certain adjustments identified as a result of the Company's ongoing review of its accounting practices and procedures. Certain of these adjustments were identified as out-of-period adjustments during the preparation of Kmart's third quarter report on Form 10-Q, while others were previously identified and described in the Company's second quarter report on Form 10-Q, filed with the Securities and Exchange Commission
(SEC) on September 16, 2002. Upon review of the aggregate impact of the new, as well as the previously disclosed and recorded adjustments, Kmart concluded that restating its financial statements for the prior periods was appropriate because the aggregate adjustment was material to its 2002 fiscal year results.

Kmart noted that none of the adjustments should impact the Company's liquidity or increase obligations requiring a future use of cash. As of December 6, 2002, Kmart had $495 million of borrowings outstanding and had utilized $330 million of its Debtor In Possession (DIP) credit facility for letters of credit. Its total DIP availability as of that date was $1.07 billion. The Company has now passed the peak borrowing period for its seasonal inventory build, has begun to repay its outstanding DIP borrowings and anticipates that all such borrowings will have been repaid before the end of the month. The Company does not expect the restatement to affect the future availability of funds under its DIP credit facility.

James B. Adamson, Chairman and Chief Executive Officer of Kmart, said, "In accordance with our continuing commitment to enhance our accounting practices and procedures, we have decided to restate our financial statements to ensure that the most accurate and transparent information is available to readers of our financial statements. We do not expect this restatement to impact our progress in any way. We remain focused on finalizing a comprehensive business plan and taking other actions necessary to fulfill our goal of filing a proposed plan of reorganization and emerging from Chapter 11 court protection as soon as practicable."

On a preliminary basis, the Company believes that the net impact of the adjustments would be to decrease the Company's net loss for the previously reported 26-week period ended July 30, 2002 by less than $100 million. The Company anticipates that these adjustments would increase the previously reported net loss or decrease reported net income for the prior three fiscal years by less than $100 million on an aggregate basis as compared to a previously reported aggregate net loss for this three-year period of approximately $2 billion. In addition, the Company anticipates recording an adjustment to its 1999 fiscal year opening retained earnings balance to reflect adjustments attributable to fiscal years 1998 and prior. Further information as to the impact on particular periods will be provided as the Company completes the restatement.

The adjustments identified by the Company relate to:

o An understatement of historical accruals for certain leases with varying rent payments and a related understatement of historical rent expense;

o A software programming error in Kmart's accounts payable system that resulted in some paid invoices awaiting a store report of delivery not being appropriately treated in the Company's financial statements. This error, restricted to a single vendor with unique billing arrangements, resulted in an understatement of "Cost of Sales" since 1999;

o Adjustments, as previously disclosed in the 2002 second quarter report on Form 10-Q, for certain costs formerly capitalized into inventory. Inventory included amounts added for internal purposes to analyze gross margin on a comparable basis across all business units and to optimize purchasing decisions. These amounts are commonly referred to in the retail industry as "inventory loads," and should have been fully eliminated for external reporting purposes to the extent the related inventory remained unsold at the end of the period; and

o The premature recording, as previously disclosed in the 2002 second quarter report on Form 10-Q, of vendor allowance transactions in fiscal year 2000 and prior fiscal years.

In addition, given the restatement for the items noted above, Kmart will also adjust previously reported financial results for miscellaneous immaterial items that were identified and previously recorded in the ordinary course of business. These items will now be recorded in the appropriate fiscal periods.
Kmart currently expects to timely file its Quarterly Report on Form 10-Q for the third quarter ended October 30, 2002, and to file at such time its Monthly Operating Reports for October and November 2002. The Company expects to file an amended Annual Report on Form 10-K/A for the 2001 fiscal year and Quarterly Reports on Form 10-Q/A for the first two quarters of the 2002 fiscal year as soon as practicable.

Kmart Corporation is a mass merchandising company that serves America with more than 1,800 Kmart and Kmart SuperCenter retail outlets and through its e-commerce shopping site, www.kmart.com. Kmart in 2001 had sales of $36 billion. Cautionary Statement Regarding Forward-Looking Information

Statements made by Kmart which address activities, events or developments that we expect or anticipate may occur in the future are forward-looking statements. Such forward-looking statements are and will be, as the case may be, subject to many risks and uncertainties, including, but not limited to, Kmart's having filed for bankruptcy and factors relating to Kmart's operations and the business environment in which Kmart operates, which may cause the actual results of Kmart to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include those set forth in Kmart's Annual Report on Form 10-K for the fiscal year ended January 30, 2002, Kmart's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2002 or in other filings made, from time to time, by Kmart with the Securities and Exchange Commission (the "Company Filings"). The forward-looking statements speak only as of the date when made and Kmart does not undertake to update such statements.

Similarly, these and other factors set forth in the Company Filings, including the terms of any reorganization plan ultimately confirmed, can affect the value of our various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of Kmart common stock receiving no distribution on account of their interest and cancellation of their interests. Holders of Kmart common stock should assume that they could receive little or no value as part of a plan of reorganization. In light of the foregoing, Kmart considers the value of the common stock to be highly speculative.

Accordingly, we urge that appropriate caution be exercised with respect to existing and future investments in Kmart common stock or in any claims relating to pre-petition liabilities and/or other Kmart securities.